Exhibit 99.1

Hilltop Media Contact:	Align Media Contact:
Ben Brooks | 214.252.4047	Kieran Sweeney | 619.333.2501
ben.brooks@hilltop-holdings.com	ksweeney@aligngeneral.com

Hilltop Investor Relations Contact:

Erik Yohe | 214.525.4634

eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Completes Sale of National Lloyds

Corporation to Align Financial Holdings, LLC

DALLAS (July 1, 2020) – Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) and Align Financial Holdings, LLC (“Align”) today announced the completion of the sale of Hilltop’s wholly owned subsidiary, National Lloyds Corporation (“National Lloyds”), to Align on June 30. The transaction, which was first announced in January 2020, closed following the receipt of required regulatory approvals and the satisfaction of other customary closing conditions. Gross proceeds (before transaction expenses) at closing to Hilltop from the transaction were approximately $154.1 million, subject to post-closing adjustments.

Dallas-based National Lloyds is a specialty property insurer primarily serving owners of lower value homes and mobile homes. The company writes premiums through two subsidiaries, National Lloyds Insurance Company and American Summit Insurance Company (the “Carriers”), and also has wholly owned agency and services businesses, including Nalico General Agency (the “Agencies”).

As part of its purchase of National Lloyds, Align concurrently sold the Carriers to ReAlign Insurance Holdings, LLC (“ReAlign”) in an all-cash transaction. ReAlign is an insurance holding company formed by ReAlign Capital Strategies, LLC and other private investors. As part of the transaction, the Agencies retained by Align, or their affiliates, have entered into various agreements with the Carriers to provide services, including acting as a program underwriting manager and claims administrator for the Carriers.

“We are so proud of what National Lloyds has accomplished during the past 13 years as a part of the Hilltop family,” said Hilltop Holdings President and CEO Jeremy B. Ford. “We will certainly miss working with the exceptional team that has helped National Lloyds continue to deliver strong financial results as it has throughout the company’s impressive 70-year history, but we are excited for them to embark on this new journey with Align. I believe that Align’s established platform and keen focus on the insurance industry will help take National Lloyds to the next level.”

“This strategic transaction will serve to further diversify and scale Align’s business; putting us on track to write close to $500 million of specialty premiums this year,” said Kieran Sweeney, CEO of Align. “National Lloyds is a leading underwriter of specialty personal property insurance and we are delighted to welcome their high-quality team to Align. We look forward to working together to deliver new and enhanced product solutions to their valued customers.”

Piper Sandler & Co. acted as exclusive financial advisor to Hilltop Holdings and Wachtell, Lipton, Rosen & Katz served as legal counsel to Hilltop Holdings in connection with the transaction. Durham Jones & Pinegar, P.C. served as legal counsel to Align Financial Holdings in connection with the transaction.

About Align Financial Holdings, LLC

Headquartered in San Diego, California, Align Financial Holdings, LLC is an insurance holding company that was founded in 2003 and owns and operates leading specialist program underwriting managers. The company’s subsidiaries include: Align General Insurance Agency, LLC, a specialty casualty general insurance agency; Catalytic Risk Managers & Insurance Agency, LLC, a leading independent program underwriting manager of property catastrophe insurance products in the U.S.; and Deposit Choice, a national provider of surety bonds and insurance products to the multifamily housing industry.

About ReAlign Insurance Holdings, LLC

ReAlign Insurance Holdings, LLC is a new insurance holding company formed by ReAlign Capital Strategies, LLC and private investors to acquire and own broadly licensed admitted and non-admitted insurance companies focused exclusively on the specialty program marketplace in the U.S.

About Hilltop Holdings Inc.

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At March 31, 2020, Hilltop employed approximately 4,850 people and operated approximately 420 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. For a discussion of factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

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